As filed with the Securities and Exchange Commission on September 3, 2004.
                                                  Registration No. 333-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________
                               Semtech Corporation
             (Exact name of registrant as specified in its charter)

               Delaware                                         95-2119684
     (State or other jurisdiction                             (IRS Employer
   of incorporation or organization)                      Identification Number)

           200 Flynn Road, Camarillo, California 93012 (805) 498-2111
                    (Address of Principal Executive Offices)

                         Long-Term Stock Incentive Plan

                            (Full title of the plan)

                 Jason L. Carlson                                  Copies to:
       President & Chief Executive Officer                 Robert A. Miller, Jr., Esq.
               Semtech Corporation                    Paul, Hastings, Janofsky & Walker LLP
                  200 Flynn Road                             515 South Flower Street
           Camarillo, California 93012                    Los Angeles, California 90071
                  (805) 498-2111                                 (213) 683-6000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)


                                                   CALCULATION OF REGISTRATION FEE

===================================================================================================================================
    Title of Securities            Amount to be        Proposed Maximum               Proposed Maximum                Amount of
     to be Registered              Registered(2)   Offering Price Per Share(1)(2) Aggregate Offering Price(1)(2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value       4,902,200            $18.46                     $90,494,612.00                 $11,465.67
====================================================================================================================================


     (1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended based on the average of the high and low prices as quoted on NASDAQ August 30, 2004 of $18.46 per share.

     (2) Pursuant to Rule 416 promulgated under the Securities Act, there are also registered hereunder such indeterminate number of additional shares as may be issued under the terms of the Long-Term Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

  STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

          Pursuant to General Instruction E (Registration of Additional Securities) of Form S-8, Semtech Corporation hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (a) The Registrant's Registration Statement on Form S-8, Registration Number 333-80319, filed with the Commission on June 9, 1999;

     (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 25, 2004 filed on April 9, 2004 with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 25, 2004, filed with the Commission on June 4, 2004;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 25, 2004, filed with the Commission on September 3, 2004;

     (e) The Registrant's Current Report on Form 8-K, filed with the Commission on August 24, 2004;

     (f) The Registrant's Current Report on Form 8-K, filed with the Commission on July 7, 2004;

     (g) The Registrant's Current Report on Form 8-K, filed with the Commission on May 25, 2004;

     (h) The Registrant's Current Report on Form 8-K, filed with the Commission on April 20, 2004;

     (i) The Registrant's two Current Reports on Form 8-K, each filed with the Commission on February 24, 2004; and

     (j) The description of the Company's common stock contained in the Company's Registration Statement under the Exchange Act on Form 8-A filed with the Commission, including any amendments or reports filed for the purpose of updating the description of such common stock.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

           Part II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit
-------

4.1  Long-Term Stock Incentive Plan, as amended (incorporated by reference to
     Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2002, filed with the Commission on June 11, 2002).
5.1 Opinion and Consent of Paul, Hastings, Janofsky & Walker LLP as to legality of securities being registered.
23.1 Consent of independent registered public accounting firm.
23.2 Consent of Paul, Hastings, Janofsky & Walker LLP is contained in Exhibit 5.
24.1 Power of Attorney (included herein on the signature page).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on September 3, 2004.

                                        SEMTECH CORPORATION


                                        By:/s/ Jason L. Carlson
                                           -------------------------------------
                                                 Jason L. Carlson, President and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jason L. Carlson and David G. Franz, Jr., and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                    Title                                                  Date
             ---------                                    -----                                                  ----

/s/ Jason L. Carlson                       President, Chief Executive Officer,                      September 3, 2004
--------------------------------                      and Director
Jason L. Carlson                              (Principal Executive Officer)


/s/ David G. Franz, Jr.                          Vice President-Finance,                              August 31, 2004
--------------------------------                 Chief Financial Officer
David G. Franz, Jr.                    (Principal Financial and Accounting Officer)


/s/ John D. Poe                             Chairman of the Board and Director                        August 31, 2004
--------------------------------
John D. Poe


/s/ Glen M. Antle                                        Director                                     August 31, 2004
--------------------------------
Glen M. Antle


/s/ James P. Burra                                       Director                                     August 31, 2004
--------------------------------
James P. Burra


/s/ Rockell N. Hankin                                    Director                                     August 31, 2004
--------------------------------
Rockell N. Hankin


/s/ James T. Lindstrom                                   Director                                     August 31, 2004
--------------------------------
James T. Lindstrom


/s/ John L. Piotrowski                                   Director                                     August 31, 2004
--------------------------------
John L. Piotrowski


/s/ James T. Schraith                                    Director                                     August 31, 2004
--------------------------------
James T. Schraith

                                  EXHIBIT INDEX


Exhibit
-------

4.1  Long-Term Stock Incentive Plan, as amended (incorporated by reference to
     Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2002, filed with the Commission on June 11, 2002).
5.1 Opinion and Consent of Paul, Hastings, Janofsky & Walker LLP as to legality of securities being registered.
23.1 Consent of independent registered public accounting firm.
23.2 Consent of Paul, Hastings, Janofsky & Walker LLP is contained in Exhibit 5.
24.1 Power of Attorney (included herein on the signature page).